EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Estée Lauder Companies Inc.

We consent to the incorporation by reference in Registration Statement Numbers 33-99554, 333-49606, 333-72684, 333-126820, 333-131527, 333-147262, 333-161452, and 333-170534 on Form S-8 and Numbers 333-204381 and 333-182918 on Form S-3 of The Estée Lauder Companies Inc. and subsidiaries (“the Company”) of our reports dated August 20, 2015 relating to the consolidated balance sheets of The Estée Lauder Companies Inc. and subsidiaries as of June 30, 2015 and 2014, and the related consolidated statements of earnings, comprehensive income (loss), equity and cash flows for each of the years in the three-year period ended June 30, 2015, and the related financial statement schedule and the effectiveness of internal control over financial reporting as of June 30, 2014, which reports appear in the annual report on Form 10-K for the fiscal year ended June 30, 2015 of The Estée Lauder Companies Inc. and subsidiaries.

/s/ KPMG LLP

New York, New York
August 20, 2015